UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 5, 2010

OPTIMER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33291	33-0830300
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

10110 Sorrento Valley Road, Suite C

San Diego, CA  92121

(Address of principal executive offices, including zip code)

(858) 909-0736

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                                     Entry into a Material Definitive Agreement.

The disclosures in Item 5.02 below relating to the Offer Letter, the Consulting Agreement and the Amended Severance Plan are hereby incorporated by reference into this Item 1.01.

Item 1.02                                                                     Termination of a Material Definitive Agreement.

The disclosures in Item 5.02 below relating to the termination of Dr. Chang’s employment agreement are hereby incorporated by reference into this Item 1.02.

Item 5.02                                                                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2010, our board of directors appointed Mr. Pedro Lichtinger as our President and Chief Executive Officer.  Mr. Lichtinger was also appointed as a member of our board of directors, to serve as a Class II director who’s term will expire at the 2012 Annual Meeting of Stockholders.

Mr. Lichtinger, age 55, previously served as an executive of Pfizer, Inc. from 1995 to 2009, most recently as President of Pfizer’s Global Primary Care Business Unit, where he oversaw operations in North America, Europe, Korea, and Australia.  Prior to this position, he served as Pfizer’s Area President in Europe overseeing all pharmaceutical products including primary care, oncology, specialty and generic.  Prior to this position he served as Pfizer’s President of Global Animal Health Business, and Regional President Europe Animal Health.  Before joining Pfizer, he was an executive of Smith Kline Beecham, last serving as Senior Vice President Europe Animal Health.  Mr. Lichtinger holds an MBA degree from the Wharton School of Business and an Industrial Engineering degree from the National University of Mexico. Mr. Lichtinger currently serves on the board of directors of BioTime, Inc., a publicly-traded biotechnology company focused on blood plasma volume expanders and regenerative medicine. Mr. Lichtinger’s demonstrated leadership in the pharmaceutical field, including development and commercialization activities and his prior senior management experience, as well as his new role as President and Chief Executive Officer of Optimer, contributed to our board of directors’ conclusion that he should serve as a director.

In connection with his appointment as our President and Chief Executive Officer, Mr. Lichtinger entered into an offer letter (the “Offer Letter”) detailing the terms of his employment.  Pursuant to the Offer Letter, as compensation for his service as our President and Chief Executive Officer, Mr. Lichtinger will be entitled to receive (i) a base salary of $450,000 per year, subject to annual adjustments, (ii) a signing bonus of $100,000, (iii) an initial stock option to purchase up to 200,000 shares of our common stock which vests over four years from Mr. Lichtinger’s start date and (iv) additional stock options and restricted stock units to purchase up to an aggregate of 480,000 and 120,000 shares of our common stock, respectively, which vest over time beginning on the dates we achieve specified development and commercialization goals.  As an executive officer, Mr. Lichtinger will be eligible to participate in our 2006 Equity Incentive Plan (“Equity Incentive Plan”), our 2010 Incentive Compensation Plan and the Amended Severance Plan (defined below).   Mr. Lichtinger also entered into our standard form of indemnification agreement.  Pursuant to the Offer Letter, unless earlier terminated by us as provided below, the initial term of Mr. Lichtinger’s employment as our President and Chief Executive Officer will be three years with automatic one-year renewal terms unless we or Mr. Lichtinger provide notice of non-renewal.  In addition, we may terminate Mr. Lichtinger’s employment early for cause or without cause; provided, that in the event Mr. Lichtinger’s employment is terminated without cause or in a constructive termination, he may be eligible to receive severance payments in addition to those set forth in the Amended Severance Plan.  A copy of the Offer Letter is attached as Exhibit 99.1 hereto.

Simultaneously with Mr. Lichtinger’s appointment, Dr. Michael Chang resigned as our President and Chief Executive Officer.  In connection with his resignation, Dr. Chang’s employment agreement with us, dated June 17, 2005, as amended, was terminated, and Dr. Chang entered into a separation and consulting agreement with us (the “Consulting Agreement”), pursuant to which Dr. Chang will provide  general consulting services to us in exchange for compensation in the form of consulting fees and stock options to purchase up to an aggregate of 400,000 shares of our common stock, which vest over time beginning on the dates certain regulatory filings are accepted and approved.  In addition, Dr. Chang will continue to serve as a member of our board of directors as Chairman in exchange for compensation in the form of an annual cash stipend and equity awards.  The Consulting Agreement will continue in effect for 5 years unless earlier terminated by us or Dr. Chang for material breach.  Dr. Chang will continue to be eligible for stock option grants under our Equity Incentive Plan.  A copy of the Consulting Agreement is attached as Exhibit 99.2 hereto.

Also on May 5, 2010, Dr. Alain B. Schreiber, M.D. resigned as a member of our board of directors.  In connection with Dr. Schreiber’s resignation, Dr. Robert L. Zerbe was appointed to the Audit Committee of our board of directors and Joseph Y. Chang, Ph.D. was appointed as our Lead Independent Director.

On May 5, 2010, we also amended our Severance Benefit Plan (the “Amended Severance Plan”) to, among other things, provide that certain eligible employees who resign in a constructive termination will be entitled to benefits, provide for limited vesting acceleration of performance-based equity awards, and lower the requirement to receive enhanced benefits under the plan from three years of service to one year of service.  A copy of the Amended Severance Plan is attached as Exhibit 99.3 hereto.

On May 6, 2010, we issued a press release describing Mr. Lichtinger’s appointment as our President and Chief Executive Officer and Dr. Chang’s transition to a consultant and the Chairman of our board of directors.  A copy of this press release is attached as Exhibit 99.4 hereto.

The foregoing descriptions of the Offer Letter, the Consulting Agreement and the Amended Severance Plan do not purport to be complete and are qualified in their entirety by reference to the full text of those documents attached hereto.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Offer Letter, dated May 5, 2010, by and between Mr. Pedro Lichtinger and Optimer Pharmaceuticals, Inc.

99.2	Separation and Consulting Agreement, dated May 5, 2010, by and between Dr. Michael Chang and Optimer Pharmaceuticals, Inc.

99.3	Optimer Pharmaceuticals, Inc. Amended and Restated Severance Benefit Plan

99.4	Press release dated May 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMER PHARMACEUTICALS, INC.

By:	/s/ John D. Prunty
John D. Prunty
Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)

Date:  May 6, 2010